EXHIBIT 99.1

Annual Meeting of Shareholders May 25, 2021 Dennis W. Doll Chairman, President and CEO

Additional MSEX Meeting Speaker Participants A. Bruce O’Connor Sr. Vice President, Treasurer and Chief Financial Officer Jay Kooper Vice President, General Counsel and Secretary

Forward Looking Statement As an introduction to the information we will be discussing, please be aware that some of our comments can be considered forward - looking statements as defined by the federal securities laws and as outlined in the Company’s SEC filings. As such, any forward - looking statements are based on currently available information and management’s assumptions, expectations and estimates; however, actual results may vary significantly. Risk factors that could cause actual results to vary from expectations are described in the Company’s filings with the SEC. These factors are also available in our most recent earnings release which can be viewed on our website at www.middlesexwater.com or in our Annual Report. 3

Emergency Management/Business Continuity COMPANY COVID - 19 RESPONSE x Focused on Protecting Employee and Customer Health and Safety x Extensive Safety Measures implemented x Frequent Board/Management Updates x Seamless transition to remote work status for “non - essential” workers x Suspension of customer service shutoffs for non - payment x Continued critical construction while adhering to safety protocols x Supported community COVID relief efforts x Our role is critical to public health 4

Operations Highlights Western Transmission Main x Project Completed □ $52 Million investment □ 4.5 Mile Supplementary transmission main in New Jersey □ Placed in service in April 2020 5

Operations Highlights CJO Plant Upgrade ▪ Approx. $72 M project ▪ New Ozone Treatment, Electrical Upgrades & More ▪ Expected online Q2 2021 6

Operations Highlights RENEW □ $14 Million investment in Township of Edison, Borough of Metuchen and City of South Amboy (all in NJ) □ Service lines, valves and fire hydrants also being upgraded □ Work will improve fire flows and overall service quality □ Installing exterior meter pits RENEW Marked its 25 th year in 2020! $10.2 Million Investment Announced for RENEW 2021 in Metuchen, NJ 7

2020 Business Highlights Continued Focus on… x Employee Safety x Employee Development & Training x Succession Planning for Key Roles x Diversity, Equity & Inclusion x Risk Management (ESG Risk & Disclosure) x Cyber Security x Culture & Connectivity 8

Other 2020 News Joshua Bershad , M.D. joined the MWC Board in December. MWC Named to the Top Workplaces List. MWC earned a Prime Designation for its ESG Efforts Tidewater Utilities honored by DE State Chamber of Commerce. Walter G. Reinhard Named Lead Director in May. 10 MSEX awarded 10 year water & wastewater operations contract 9

2020 Financial Highlights

New Highs

- Revenues............................**$141.6M**
- Net Income.........................**$ 38.4M**
- Earnings Per Share...........**$ 2.18**

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First Quarter Results (In Millions) $0.49 Operating Revenues O & M Expenses Net Income Earnings Per Share 2021 2020 $31.8 $25.2 $7.7 $0.44 $32.5 $26.9 $6.9 $0.39 11

Revenue 9% 91% Non Regulated Regulated Regulated 12 New Jersey $86.6 Million Delaware $42.5 Million

Fire 10% Contract 12 % C&I 19% Residential 59% New Jersey $38.5 Million Delaware $38.0 Million Revenue - Regulated By Class Residential 13

Net I ncome 6% 94% Non Regulated Regulated New Jersey $23 Million Delaware $13 Million Regulated 14

0 10,000 20,000 30,000 40,000 50,000 60,000 70,000 2018 2019 2020 2021E 2022E 2023E Future Customers - DE 15 +4% +6% +4% +4% +5% +5%

Utility Plant – DE (Millions) +$14 +$20 +$19 +$23 +$30 +$18 $0 $50 $100 $150 $200 $250 $300 $350 $400 2018 2019 2020 2021E 2022E 2023E 16

0 10,000 20,000 30,000 40,000 50,000 60,000 70,000 2018 2019 2020 2021E 2022E 2023E + 136 Customers - NJ 17 +16 +60 +110 +110 +110

Utility Plant – NJ (Millions) +$58 +$79 +$98 +$101 +$80 +$68 $0 $100 $200 $300 $400 $500 $600 $700 $800 $900 $1,000 2018 2019 2020 2021E 2022E 2023E 18

Middlesex Base Rate Increase +$267 Million - Utility Plant Since 2017 Filing Date: May 20, 2021 Increase Components: Utility Plant Related $18.7M Depreciation $ 6.9M Operating Expenses $ 3.0M Taxes $ 2.7M $31.3M 19

Capital Project Funding ▪ Remaining proceeds 2019 NJEDA Loan - $6.0 Million ▪ Up to a $40.0 Million private placement ▪ $20.0 Million CoBank Loan ▪ Lines of Credit ▪ Common Stock Reinvestment Plan 20

Consolidated Capital Structure ($ In Millions) Actual Forecast 3/31/2021% 12/31/2021 % Debt $293 45.5% $350 48.8% Equity 351 54.5% 367 51.2% TOTAL $644 100% $717 100% 21

Time Allotted for Shareholder Questions 22

Thank You for Participating in Our 2021 Annual Meeting of Shareholders For more information, please visit the Investors tab at www.middlesexwater.com 23